EXHIBIT 99

1. Salary Adjustment for Executive Vice President, Chief Financial Officer, and Treasurer

On February 18, 2005, the Compensation Committee of the Board of Directors approved an adjustment to the salary of Christopher F. Virgulak, Executive Vice President, Chief Financial Officer, and Treasurer, of $10,260, which increases his salary to $352,260, effective March 1, 2005.

2. Salary Adjustment for Executive Vice President, General Counsel and Secretary

On February 18, 2005, the Compensation Committee of the Board of Directors approved an adjustment to the salary of Robert J. Siverd, Executive Vice President, General Counsel and Secretary, of $9,765 which increases his salary to $335,265, effective March 1, 2005.